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                                  Exhibit 23.5

                          CONSENT OF MARVIN L. DIMOND

     I hereby consent to the use of my name under the heading "MANAGEMENT" in the Prospectus which is a part of this Registration Statement on Form S-1, and to the use of my name wherever appearing in this Registration Statement on Form S-1 and related Prospectus, and any amendments thereto.


Dated: October 30, 1997

                                       /s/ MARVIN L. DIMOND
                                       -------------------------------
                                       Marvin L. Dimond